EXHIBIT 99.1

AMEX: HRT FOR IMMEDIATE RELEASE Website: http://www.arthrt.com March 19, 2003	Contact: David A. Garrison (978) 345-5000

Arrhythmia Research Technology, Inc.

Announces Suspension of Stock Buy Back Program

Fitchburg, MA

Arrhythmia Research Technology, Inc. (the “Company”) announced today that the Board of Directors of the Company has determined to suspend the Company’s stock repurchase program.

During the first quarter of fiscal 2003, the Company has repurchased 148,200 shares of the Company’s common stock at a cost of approximately $439,000.